SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2004

Superior Uniform Group, Inc.

Florida	1-5869-1	11-1385670
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10055 Seminole Boulevard, Seminole, Florida 33772-2539

(727) 397-9611

(Registrant’s telephone number)

Item 4. Changes in Registrant’s Certifying Accountant.

On June 8, 2004, with the approval of the Audit Committee of the Board of Directors, Superior Uniform Group, Inc., (the “Registrant”) engaged Grant Thornton LLP as its principal accountant to audit the financial statements of the Registrant. The Registrant dismissed Deloitte & Touche, LLP on June 8, 2004 as its principal accountant to audit the Registrant’s financial statements. Prior to the engagement of Grant Thornton, Deloitte & Touche LLP had served as the principal accountant to audit the Registrant’s financial statements for a period including the Registrant’s two most recent fiscal years. The decision to change accountants was approved by the Audit Committee of the Registrant’s Board of Directors.

Deloitte & Touche LLP audited the Registrant’s financial statements for the years ended December 31, 2003, and 2002, and issued its audit report dated February 27, 2004. During the two most recent fiscal years and the subsequent interim period preceding June 8, 2004 (date of dismissal), no report of Deloitte & Touche LLP on the Registrant’s financial statements contained an adverse opinion or a disclaimer of opinion, nor was one qualified as to uncertainty, audit scope, or accounting principles.

During the two most recent fiscal years and the subsequent interim period preceding June 8, 2004 (date of dismissal), there were no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte & Touche LLP would have caused Deloitte & Touche to make a reference to the subject matter of the disagreements in connection with its report on the Registrant’s financial statements for any such periods. Deloitte & Touche LLP has furnished the Registrant with a letter addressed to the Securities and Exchange Commission stating that it agrees with the above statements, which letter is attached hereto as Exhibit 16.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits:

16	Letter from Deloitte & Touche, LLP regarding Change in Certifying Accountant

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ Andrew D. Demott, Jr.
Andrew D. Demott, Jr.
Senior Vice President, Chief Financial Officer and Treasurer

Date: June 14, 2004

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Exhibit Index to Current Report on Form 8-K

Dated June 14, 2004

Exhibit Number	Description
(16)	Letter from Deloitte & Touche, LLP regarding Change in Certifying Accountant

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